Exhibit 32.3

In connection with the Quarterly Report on Form 10-Q for the quarter ended February 29, 2024 as filed by Carnival plc with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival plc.
Date: March 27, 2024

/s/ Josh Weinstein
Josh Weinstein
President, Chief Executive Officer and Chief Climate Officer